Exhibit 99.1

Micron and Trump Administration Announce Expanded U.S. Investments in Leading-Edge DRAM Manufacturing and R&D

Micron Plans to Invest Approximately $200 Billion in Semiconductor Manufacturing and R&D in Idaho, New York and Virginia, Enhancing Domestic Memory Supply and Technology Leadership

Micron to Build Second Leading-Edge Memory Manufacturing Fab in Idaho, Modernize and Expand Virginia Fab and Bring End-to-End High Bandwidth Memory (HBM) Manufacturing Capabilities to U.S. to Meet Anticipated AI-Driven Demand

BOISE, Idaho, June 12, 2025 – Micron Technology, Inc. (Nasdaq: MU) and the Trump Administration today announced Micron’s plans to expand its U.S. investments to approximately $150 billion in domestic memory manufacturing and $50 billion in R&D, creating an estimated 90,000 direct and indirect jobs. As part of today’s announcement, Micron plans to invest an additional $30 billion beyond prior plans which includes building a second leading-edge memory fab in Boise, Idaho; expanding and modernizing its existing manufacturing facility in Manassas, Virginia; and bringing advanced packaging capabilities to the U.S. to enable long-term growth in High Bandwidth Memory (HBM), which is essential to the AI market. Additionally, Micron is announcing a planned $50 billion domestic R&D investment, reaffirming its long-term position as the global memory technology leader. As previously announced, Micron’s investment includes its ongoing plans for a megafab in New York.

Micron’s approximately $200 billion broader U.S. expansion vision includes two leading-edge high-volume fabs in Idaho, up to four leading-edge high-volume fabs in New York, the expansion and modernization of its existing manufacturing fab in Virginia, advanced HBM packaging capabilities and R&D to drive American innovation and technology leadership. These investments are designed to allow Micron to meet expected market demand, maintain share and support Micron’s goal of producing 40% of its DRAM in the U.S. The co-location of these two Idaho fabs with Micron’s Idaho R&D operations will drive economies of scale and faster time to market for leading-edge products, including HBM.

Micron has already achieved key construction milestones on its first Idaho fab with DRAM output scheduled to begin in 2027. The second Idaho fab will increase Micron’s production of DRAM in the U.S., serving growing market demand fueled by AI, while the company expects to begin ground preparation in New York later this year following completion of state and federal environmental review processes. Micron expects its second Idaho fab to come online before the first New York fab. Micron will continue to manage its supply growth consistent with market conditions.

Following the completion of the second Idaho fab, Micron plans to bring advanced HBM packaging capabilities to the U.S. Additionally, Micron has finalized a $275 million CHIPS Act direct funding award supporting its investment to expand and modernize its Manassas, Virginia facility, which will begin this year. This investment will onshore Micron’s 1-alpha DRAM node, reinforcing the company’s ongoing commitment to key sectors including industrial, automotive, defense and aerospace, and medical devices.

“Micron's U.S. memory manufacturing and R&D plans underscore our commitment to driving innovation and strengthening the domestic semiconductor industry," said Micron Chairman, President and CEO Sanjay Mehrotra. “This approximately $200 billion investment will reinforce America’s technological leadership, create tens of thousands of American jobs across the semiconductor ecosystem and secure a domestic supply of semiconductors—critical to economic and national security. We are grateful for the support from President Trump, Secretary Lutnick and our federal, state and local partners who have been instrumental in advancing domestic semiconductor manufacturing.”

“President Trump has made it clear that the time to build in America is now,” said Secretary of Commerce Howard Lutnick. “In partnership with the Department of Commerce, Micron is announcing a $200 billion semiconductor manufacturing and R&D investment to bring the full spectrum of memory chip production back to the United States. Micron’s planned investment will ensure the U.S. advances its lead across critical industries like AI, automotive, and aerospace & defense.”

Micron anticipates that all of its U.S. investments will be eligible for the Advanced Manufacturing Investment Credit (AMIC), and the company has already secured support at the local, state and federal level. This includes up to $6.4 billion in CHIPS Act direct funding to support the construction of two Idaho fabs and two New York fabs, as well as the expansion and modernization of its Virginia fab. Micron applauds Rep. Tenney (R-NY) for introducing the Building Advanced Semiconductors Investment Credit Act, which would increase AMIC to 35% and extend it by four years. Strengthening AMIC will help ensure investment in U.S. semiconductor manufacturing over the next four years and support long-term growth, reestablishing America’s leadership in this critical industry.

Satya Nadella, Chairman and CEO, Microsoft

“Strengthening semiconductor manufacturing in the U.S. will drive new innovation, create high-skilled jobs, and further American competitiveness. We applaud Micron Technology and the Trump Administration on this critical initiative to advance the country’s leadership in this vital industry.”

Jensen Huang, Founder and CEO, NVIDIA

"Micron’s investment in advanced memory manufacturing and HBM capabilities in the U.S., with support from Trump Administration, is an important step forward for the AI ecosystem. Micron’s leadership in high-performance memory is invaluable to enabling the next generation of AI breakthroughs that NVIDIA is driving. We’re excited to collaborate with Micron as we push the boundaries of what’s possible in AI and high-performance computing."

Tim Cook, CEO, Apple

“At Apple, we’re proud to work with suppliers in all 50 states — including Micron, whose technology helps power the products our users rely on every day. This new commitment is another great example of American manufacturing leadership, and we look forward to building on our work together.”

Michael Dell, Chairman and CEO, Dell Technologies

"Micron’s commitment to expanding U.S. memory production marks a pivotal moment for the technology industry. As a long-time strategic partner, we collaborate with Micron to develop infrastructure solutions that power AI and general-purpose computing. This investment strengthens the availability of secure, scalable and sustainable memory solutions critical to driving innovation and progress across industries."

Matt Garman, CEO, AWS

“Micron’s investment in expanding memory manufacturing and advanced packaging in the U.S. is a significant milestone for the semiconductor industry. At AWS, we are building the infrastructure that is powering the next generation of generative AI and high-performance computing, and memory is a critical enabler of that mission. Micron’s expansion further strengthens the domestic supply chain for key semiconductor technologies as we continue to deliver products with the performance, scale, security, sustainability, and quality that our customers demand.”

Dr. Lisa Su, Chair and CEO, AMD

“Micron’s investment to expand its U.S. presence is both timely and strategically important. Strengthening the domestic semiconductor supply chain is critical as we accelerate innovation in AI and high-performance computing. At AMD, we value our long-standing partnership with Micron and their continued leadership in memory technology, which plays a vital role in enabling our high-performance, energy-efficient computing solutions.”

Cristiano Amon, President and CEO, Qualcomm Incorporated

“Micron’s investment in U.S.-based memory manufacturing is a significant milestone for the semiconductor industry. As a key technology player and longstanding partner, we value Micron’s commitment to strengthening the domestic semiconductor supply chain, which is crucial for our supply chain resilience and diversification. This vital investment not only supports American innovation across a wide range of industries including automotive, and beyond, but also, ensures that critical technologies are securely and reliably available. We are proud to support this initiative, which enables the growth and sustainability of U.S. manufacturing.”

To support the growth of the U.S. semiconductor industry, Micron has committed over $325 million to develop the next-generation workforce and strengthen communities across Idaho, New York and Virginia. This investment includes semiconductor curriculum development, community college partnerships for apprenticeships, university partnerships and other programs aimed at expanding access to semiconductor careers. These ongoing efforts will be critical to building a robust talent pipeline that will support Micron’s long-term and U.S. technology leadership.

About Micron Technology, Inc.

Micron Technology, Inc. is an industry leader in innovative memory and storage solutions, transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

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Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the investments in and development of manufacturing facilities, expected tax credits and incentives, fab opening and output timing expectations, expected market share and bit demand growth, and job creation and community impact. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents Micron files with the Securities and Exchange Commission, specifically its most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause Micron’s actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at https://investors.micron.com/risk-factor. Although Micron believes that the expectations reflected in the forward-looking statements are reasonable, Micron cannot guarantee future results, levels of activity, performance, or achievements. Micron is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results.

Micron Media Relations Contact
Mark Plungy
Micron Technology, Inc.
+1 (408) 203-2910
corpcomms@micron.com

Micron Investor Relations Contact
Satya Kumar
Micron Technology, Inc.
+1 (408) 450-6199
satyakumar@micron.com